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                                                                      EXHIBIT 1


                      FIRST AMENDMENT TO THE RIGHTS AGREEMENT
              AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF



          Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of August 19, 1997, between Oak Technology, Inc., a Delaware corporation (the "Company"), and BankBoston N.A., a national banking association (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of November 18, 1998, as provided below.

          1. CERTAIN DEFINITIONS. Section 1 of the Agreement shall be amended as follows:

               (a) The phrase "upon approval by a majority of the Continuing Directors (as such term is hereinafter defined))" shall be deleted from the definition of Acquiring Person.

               (b) The definition of Business Day shall be amended by replacing the phrase "State of California" with the phrase "Commonwealth of Massachusetts".

               (c)  The definition of Continuing Director shall be deleted.

          2. ISSUE OF RIGHTS CERTIFICATES. Section 3(a) of the Agreement shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" in the first sentence of the paragraph.

          3. FORM OF RIGHTS CERTIFICATES. Section 4(b)(iii)(B) of the Agreement shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of".

          4.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
Section 7(e)(iii)(B) shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of".

          5. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. Section 11 shall be amended as follows:

               (a) The phrase ",upon approval by a majority of the Continuing Directors," which appears four times in subsection (a)(iii) and once in subsection (d)(ii) shall be deleted.

               (b) The phrase "a majority of the Continuing" in the second sentence of subsection (b) and the first sentence of subsection (c) shall be replaced with the phrase "the Board of".
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               (c)  The phrase "a majority of the Continuing Directors" in the second sentence of subsection (d)(i) shall be replaced with the phrase "the Board of Directors of the Company".

          6. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. Section 14 (a) shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the last sentence of the paragraph.

          7. ISSUANCE OF NEW RIGHTS CERTIFICATES. Section 22 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

          8. REDEMPTION AND TERMINATION. Section 23 shall be amended as follows:

               (a) The phrase "a majority of the Continuing" in the first and last sentences of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

               (b) The proviso in subsection (a) which reads "PROVIDED, however, that, notwithstanding anything to the contrary contained in this
     Section 23(a), the Company may not take any action pursuant to this Section 23(a) unless (x) at the time of the action of the Board of Directors of the Company approving such redemption and the form of payment of the Redemption Price, there are then in office not less than two Continuing Directors and
     (y) such action is approved by a majority of the Continuing Directors then in office" shall be deleted.

               (c) The phrase "a majority of the Continuing" in the first sentence of subsection (b) shall be replaced with the phrase "the Board of".

               (d) The phrase "a majority of the Continuing Directors" in the third sentence of subsection (b) shall be replaced with the phrase "the Board of Directors of the Company".

          9.   EXCHANGE.  Section 24 shall be amended as follows:

               (a) The phrase "a majority of the Company's Continuing Directors" in the first sentence of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

               (b) The phrase "a majority of the Continuing Directors" in the first sentence of subsection (c) shall be replaced with the phrase "the Board of Directors of the Company".

          10. NOTICES. Section 26 shall be amended by replacing the title "Shareholder Services Division" in the address of Rights Agent with the title "Client Administration".

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          11.  SUPPLEMENTS AND AMENDMENTS.  Section 27 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors," in the first and second sentences of the Section.

          12. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. Section 29 shall be amended by deleting the phrase "or the Continuing Directors" in the last sentence of subsection (a).

          13. SEVERABILITY. Section 31 shall be amended by deleting the phrase ",upon approval by a majority of the Continuing Directors,"
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          The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of November 18, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.


                                   OAK TECHNOLOGY, INC.



                                   By:  /S/ SHAWN M. SODERBERG
                                        ----------------------
                                   Name:  Shawn M. Soderberg
                                   Title: Vice President and General Counsel


Acknowledged and Agreed:



BANKBOSTON, N.A.,
as Rights Agent

By:  /s/ GEOFFREY D. ANDERSON
     ------------------------
     Name:  Geoffrey D. Anderson
            ---------------------
     Title: Director
            ---------------------